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As filed with the Securities and Exchange Commission on November 15, 2010

Registration No. 333-168111

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to

FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

General Growth Properties, Inc.

(formerly known as New GGP, Inc.)
(Exact name of registrant as specified in governing instruments)

New GGP, Inc.
110 N. Wacker Drive
Chicago, IL 60606
(312) 960-5000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Adam Metz
Chief Executive Officer
New GGP Inc.
110 N. Wacker Drive
Chicago, IL 60606
(312) 960-5000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:

Matthew D. Bloch, Esq. Heather L. Emmel, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York (212) 310-8000 (Phone) (212) 310-8007 (Fax)	Michael J. Zeidel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York (212) 735-3000 (Phone) (212) 735-2000 (Fax)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses, other than underwriting commissions, expected to be incurred by New GGP (the "Registrant") in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$160,425
Financial Industry Regulatory Authority, Inc. Filing Fee	75,500
NYSE Listing Fee	250,000
Printing and Engraving	400,000
Legal Fees and Expenses	2,000,000
Accounting Fees and Expenses	2,000,000
Blue Sky Fees and Expenses	5,000
Transfer Agent and Registrar Fees	10,000
Miscellaneous	100,000
Total	5,000,925

ITEM 32.    SALES TO SPECIAL PARTIES.

        In order to fund a portion of the Plan, Old GGP entered into the Brookfield Investor Agreement with Brookfield Investor, the Fairholme Agreement with Fairholme and the Pershing Square Agreement with Pershing Square, or together, the Investment Agreements. The Investment Agreements committed the Plan Sponsors to fund an aggregate of $6.55 billion, consisting of $6.3 billion of new equity capital at a value of $10.00 per share of New GGP and a $250 million equity capital commitment in the common stock of THHC at a value of $47.619048 per share. The Plan Sponsors entered into agreements with Blackstone whereby Blackstone subscribed for approximately 7.6% of the New GGP common stock and 7.6% of the THHC common stock to be issued to each of the Plan Sponsors on the Effective Date (for the same price to be paid by such Plan Sponsors) and, in connection therewith, Blackstone and its permitted assigns (collectively, the "Blackstone Investors") were entitled to receive an allocation of each Plan Sponsor's Permanent Warrants as described below (the "Blackstone Designation").

        Pursuant to the Investment Agreements, Brookfield Investor invested approximately $2,309 million, Fairholme invested approximately $2,507 million, Pershing Square invested approximately $1,003 million and the Blackstone Investors invested approximately $481 million.

        On October 11, 2010, New GGP gave a notice to the investors whereby New GGP preserved the right to repurchase within 45 days after the Effective Date up to 155 million shares (representing $1.55 billion of the shares issued to Fairholme and Pershing Square on the Effective Date) at $10.00 per share and up to approximately 24.4 million shares (representing $250.0 million of the shares issued to Texas Teachers on the Effective Date) at $10.25 per share with the proceeds of this offering. In order to be entitled to repurchase such shares, the price per share of common stock issued in this offering must be at least $10.50 per share (net of all underwriting and other discounts, fees and related consideration). In connection with New GGP's election to reserve shares for repurchase, New GGP paid to Fairholme and Pershing Square, as applicable, in cash on the Effective Date, an amount equal to $0.25 per reserved share (approximately $38.75 million in the aggregate). No fee was required to be paid to Texas Teachers.

        In addition, in connection with the election to reserve Pershing Square's shares for repurchase as described above, 35 million shares (representing $350 million of Pershing Square's equity capital commitment) were designated as "put shares" in accordance with the Investment Agreement with Pershing Square. One of the ways that New GGP may raise the cash to repay the Pershing Square Bridge Notes is to exercise its right to sell to Pershing up to 35 million shares at $10 per share (adjusted for dividends) six months following the Effective Date.

        In addition, under the Investment Agreements, in lieu of the receipt of any fees that would be customary in similar transactions, the Investment Agreements provided for the issuance of interim warrants to Brookfield Investor and Fairholme to purchase approximately 103 million shares of Old GGP at $15.00 per share (the "Interim Warrants"), which occurred on May 10, 2010 following the Bankruptcy Court's approval of the Investment Agreements. The Interim Warrants vest as follows: 40% upon issuance, 20% on July 12, 2010, and the remaining Interim Warrants will vest in equal daily installments from July 13, 2010 to December 31, 2010, except that any Interim Warrants that have not vested on or prior to the termination of Brookfield Investor's or Fairholme's Investment Agreement, as the case may be, will not vest and will be cancelled. Upon consummation of the Plan contemplated by the Investment Agreements, the Interim Warrants were cancelled and warrants to purchase common stock of New GGP and THHC were issued to each of the Plan Sponsors and Blackstone. After giving effect to Blackstone Designation, in accordance with the Investment Agreements, New GGP issued to (a) Brookfield Investor warrants to purchase up to 57.5 million shares of New GGP common stock with an initial exercise price of $10.75 per share, (b) Fairholme warrants to purchase up to 41.07 million shares of New GGP common stock with an initial exercise price of $10.50 per share, (c) Pershing Square warrants to purchase up to 16.43 million shares of New GGP common stock with an initial exercise price of $10.50 per share and (d) Blackstone warrants to purchase up to 5.0 million shares of New GGP common stock with an initial exercise price of $10.50 per share with respect to one-half of the warrants and $10.75 per share with respect to the remaining one-half of the warrants. In addition, pursuant to the Plan and after giving effect to the Blackstone Designation, THHC issued to (1) Brookfield Investor warrants to purchase up to 3.83 million shares of THHC common stock, (2) Fairholme warrants to purchase up to 1.92 million shares of THHC common stock, (3) Pershing Investor warrants to purchase up to 1.92 million shares of THHC common stock and (4) Blackstone warrants to purchase up to 0.33 million shares of THHC common stock, in each case, with an initial exercise price of $50.00 per share. The above exercise prices are subject to adjustment as provided in the related warrant agreements. Each warrant has a term of seven years from the closing date of the investments. The Permanent Warrants held by each of Fairholme and Pershing Square may only be exercised upon 90 days notice. The Permanent Warrants held by each of Brookfield Investor and Blackstone are immediately exercisable, subject to any lockup restrictions.

        Old GGP also entered into an investment agreement with Texas Teachers, pursuant to which Texas Teachers committed to fund $500.00 million for new equity capital of New GGP at a value of $10.25 per share. Old GGP intends to use the proceeds of the sale of the common stock offered hereby, for not less than $10.50 per share (net of all underwriting and other discounts, fees and related considerations), to repurchase up to 50% of the shares be sold to Texas Teachers (or approximately $250 million) for up to 45 days after the Effective Date at a price of $10.25 per share pursuant to the terms of the investment agreement. Texas Teachers is committed to make the investment until December 31, 2010, provided that this date may be extended in certain circumstances to January 31, 2011. Texas Teachers will receive customary piggyback registration rights pursuant to a registration rights agreement.

        In October 2010, New GGP entered into an employment agreement with Mr. Sandeep Mathrani, pursuant to which Mr. Mathrani agreed to serve as the Chief Executive Officer of New GGP commencing on January 17, 2011. In connection with entering into this employment agreement, New GGP agreed to grant to Mr. Mathrani, among other things, 1,500,000 shares of restricted stock on the Effective Date vesting over three years and granted as of the date of the employment agreement options to acquire 2,000,000 shares of New GGP common stock at an exercise price of $10.25 per share, in each case in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 33.    RECENT SALES OF UNREGISTERED SECURITIES.

        On May 10, 2010, pursuant to the investment agreements with Brookfield Investor and Fairholme, Old GGP entered into the Warrant and Registration Rights Agreement with Mellon Investor

Services LLC as warrant agent (the "Warrant Agreement"), pursuant to which GGP issued 60,000,000 Warrants to Brookfield Investor and 42,857,143 warrants to Fairholme in connection with each of their investments.

        Each warrant entitles the holder thereof to purchase one share of Common Stock at an initial exercise price of $15 per share, subject to adjustment as provided in the Warrant Agreement. 40% of the warrants vested upon issuance, 20% of the warrants will vest on July 12, 2010, and the remaining warrants will vest in equal daily installments from July 13, 2010 to December 31, 2010, except that any Investor's warrants that have not vested on or prior to termination of such Investor's Investment Agreement will not vest and will be cancelled. The warrants will expire on May 10, 2017. The warrants were issued to Brookfield Investor and Fairholme in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

        In addition, in connection with the election to reserve Pershing Square's shares for repurchase as described above, 35 million shares (representing $350 million of Pershing Square's equity capital commitment) were designated as "put shares" in accordance with the Investment Agreement with Pershing Square. One of the ways that New GGP may raise the cash to repay the Pershing Square Bridge Notes is to exercise its right to sell to Pershing up to 35 million shares at $10 per share (adjusted for dividends) six months following the Effective Date. The Pershing Square Bridge Notes were issued to Pershing Square in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

        In October 2010, New GGP entered into an employment agreement with Mr. Sandeep Mathrani, pursuant to which Mr. Mathrani agreed to serve as the Chief Executive Officer of New GGP commencing on January 17, 2011. In connection with entering into this employment agreement, New GGP agreed to grant to Mr. Mathrani, among other things, 1,500,000 shares of restricted stock on the Effective Date vesting over three years and granted as of the date of the employment agreement options to acquire 2,000,000 shares of New GGP common stock at an exercise price of $10.25 per share, in each case in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

        The information set forth in Item 32 Sales to Special Parties is incorporated by reference herein.

ITEM 34.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware

Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Each of the Registrant's Bylaws authorize the indemnification of their officers and directors, consistent with Section 145 of the DGCL. Old GGP has entered and New GGP intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

        Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

        Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any officer or director in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

        Old GGP maintains and New GGP expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to Old GGP and New GGP, respectively, with respect to indemnification payments that each may make to such directors and officers.

        The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement provides for indemnification to the Registrant's directors and officers by the underwriters against certain liabilities.

ITEM 35.    TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

        Not applicable.

ITEM 36.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits

Exhibit Index

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement.
2.1	Third Amended Plan of Reorganization, as modified, filed with the United States Bankruptcy Court for the Southern District of New York on October 21, 2010 (previously filed as Exhibit 2.1 to Old GGP's Current Report on Form 8-K dated October 21, 2010 which was filed with the SEC on October 26, 2010).
3.1**	Certificate of Incorporation of New GGP, Inc., dated July 1, 2010.
3.2**	Amended Certificate of Incorporation of New GGP, Inc., dated October 27, 2010.
3.3	Amended and Restated Certificate of Incorporation of New GGP, Inc., dated November 9, 2010 (previously filed as Exhibit 3.1 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
3.4**	Form of Amended and Restated Certificate of Incorporation of Old GGP.
3.5	Amended and Restated Bylaws of New GGP, Inc., dated November 9, 2010 (previously filed as Exhibit 3.2 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
3.6**	Form of Amended and Restated Bylaws of Old GGP.
3.7	Certificate of Designations, Preferences and Rights of Increasing Rate Cumulative Preferred Stock, Series I filed with the Delaware Secretary of State on February 26, 2007 (previously filed as Exhibit 3.3 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2006, which was previously filed with the SEC on March 1, 2007).
4.1	Rights Agreement dated July 27, 1993, between Old GGP and certain other parties named therein (previously filed as Exhibit 4.2 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.2	Amendment to Rights Agreement dated as of February 1, 2000, between Old GGP and certain other parties named therein (previously filed as Exhibit 4.3 to Old GGP's Registration Statement on Form 8-A12B which was filed with the SEC on March 3, 2010).
4.3	Redemption Rights Agreement dated June 19, 1997, among the Operating Partnership, Old GGP, and CA Southlake Investors, Ltd. (previously filed as Exhibit 4.6 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.4	Redemption Rights Agreement dated October 23, 1997, among Old GGP, the Operating Partnership and Peter Leibowits (previously filed as Exhibit 4.7 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.5	Redemption Rights Agreement dated April 2, 1998, among the Operating Partnership, Old GGP and Southwest Properties Venture (previously filed as Exhibit 4.8 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.6	Redemption Rights Agreement dated July 21, 1998, among the Operating Partnership, Old GGP, Nashland Associates, and HRE Altamonte, Inc. (previously filed as Exhibit 4.9 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).

Exhibit Number	Description of Exhibits
4.7	Redemption Rights Agreement dated October 21, 1998, among the Operating Partnership, Old GGP and the persons on the signature pages thereof (previously filed as Exhibit 4.10 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.8	Redemption Rights Agreement (Common Units) dated July 10, 2002, by and among the Operating Partnership, Old GGP and the persons listed on the signature pages thereof (previously filed as Exhibit 4.11 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.9	Redemption Rights Agreement (Series B Preferred Units) dated July 10, 2002, by and among the Operating Partnership, Old GGP and the persons listed on the signature pages thereof (previously filed as Exhibit 4.12 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.10	Redemption Rights Agreement (Common Units) dated November 27, 2002, by and among the Operating Partnership, Old GGP and JSG, LLC (previously filed as Exhibit 4.13 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on February 27, 2009).
4.11	Redemption Rights Agreement dated December 11, 2003, by and among the Operating Partnership, Old GGP and Everitt Enterprises, Inc. (previously filed as Exhibit 4.14 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
4.12	Redemption Rights Agreement dated March 5, 2004, by and among the Operating Partnership, Old GGP and Koury Corporation (previously filed as Exhibit 4.15 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.13	Registration Rights Agreement dated April 15, 1993, between Old GGP, Martin Bucksbaum, Matthew Bucksbaum and the other parties named therein (previously filed as Exhibit 4.16 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.14	Amendment to Registration Rights Agreement dated February 1, 2000, among Old GGP and certain other parties named therein (previously filed as Exhibit 4.17 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
4.15	Registration Rights Agreement dated April 17, 2002, between Old GGP and GSEP 2002 Realty Corp (previously filed as Exhibit 4.18 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.16	The Rouse Company and The First National Bank of Chicago (Trustee) Indenture dated as of February 24, 1995 (previously filed as Exhibit 4.24 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2010 which was filed with the SEC on April 30, 2010).
4.17	The Rouse Company LP, TRC Co-Issuer, Inc. and The Bank of New York Mellon Corporation (Trustee) Indenture dated May 5, 2006 (previously filed as Exhibit 4.24 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2006 which was filed with the SEC on March 1, 2007).
4.18	Indenture between The Rouse Company LLC and Wilmington Trust FSB, as trustee, dated November 9, 2010 (previously filed as Exhibit 4.4 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).

Exhibit Number	Description of Exhibits
5.1**	Opinion of Weil, Gotshal & Manges LLP, dated November 12, 2010.
8.1**	Opinion re tax matters of Arnold & Porter LLP, dated November 11, 2010.
10.1**	Form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership.
10.2**	Form of Amended and Restated Operating Agreement of GGPLP L.L.C.
10.3	Operating Agreement dated November 10, 1999, between the Operating Partnership, NYSCRF, and GGP/Homart II L.L.C. (previously filed as Exhibit 10.20 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.4	Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated November 22, 2002 (previously filed as Exhibit 10.21 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.5	Letter Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated January 31, 2003 (previously filed as Exhibit 10.22 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.6	Second Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated January 31, 2003 (previously filed as Exhibit 10.23 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.7	Third Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated February 8, 2008 (previously filed as Exhibit 10.25 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
10.8	Amended and Restated Operating Agreement of GGP-TRS L.L.C. dated August 26, 2002, between the Operating Partnership, Teachers' Retirement System of the State of Illinois and GGP-TRS L.L.C. (previously filed as Exhibit 10.24 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.9	First Amendment to Amended and Restated Operating Agreement of GGP-TRS L.L.C. dated December 19, 2002 (previously filed as Exhibit 10.25 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.10	Second Amendment to Amended and Restated Operating Agreement of GGP-TRS L.L.C. dated November 1, 2005 (previously filed as Exhibit 10.26 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.11**	Summary of Non-Employee Director Compensation Program.
10.12	Contingent Stock Agreement, effective January 1, 1996, by The Rouse Company and in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 10.30 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
10.13	Assumption Agreement dated October 19, 2004 by Old GGP and The Rouse Company in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 99.2 to Old GGP's Registration Statement on Form S-3/A (No. 333-120373) which was filed with the SEC on December 23, 2004).

Exhibit Number	Description of Exhibits
10.14	Indemnity Agreement dated as of February 2006 by the Company and The Rouse Company, LP. (previously filed as Exhibit 10.1 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 which was filed with the SEC on May 10, 2006).
10.15	Old GGP 1998 Incentive Stock Plan, as amended (previously filed as Exhibit 10.33 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.16	Amendment dated November 9, 2006 and effective January 1, 2007 to Old GGP 1998 Incentive Stock Plan (previously filed as Exhibit 10.1 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 which was filed with the SEC on November 8, 2006).
10.17	Form of Option Agreement pursuant to 1998 Incentive Stock Plan (previously filed as Exhibit 10.35 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.18	Old GGP Second Amended and Restated 2003 Incentive Stock Plan, effective December 18, 2008 (previously filed as Exhibit 10.36 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on February 27, 2009).
10.19	Amendment to Old GGP's Second Amended and Restated 2003 Incentive Stock Plan, effective March 1, 2010 (previously filed as exhibit 10.37 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.20	Form of Option Agreement pursuant to 2003 Incentive Stock Plan (previously filed as Exhibit 10.38 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2009).
10.21	Form of Employee Restricted Stock Agreement pursuant to the 2003 Incentive Stock Plan (previously filed as Exhibit 10.2 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 which was filed with the SEC on August 9, 2006).
10.22	Form of Non-Employee Director Restricted Stock Agreement pursuant to the 2003 Incentive Stock Plan (previously filed as Exhibit 10.40 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.23	Form of Restricted Stock Agreement pursuant to the Old GGP 2003 Incentive Stock Plan, as amended (previously filed as Exhibit 10.1 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 which was filed with the SEC on May 8, 2008).
10.24	General Growth Properties, Inc. 2010 Equity Incentive Plan (previously filed as Exhibit 4.1 to Old GGP's Current Report on Form 8-K dated October 27, 2010 which was filed with the SEC on October 29, 2010).
10.25**	Form of Nonqualified Stock Option Award Agreement (Group A) pursuant to the 2010 Equity Incentive Plan.
10.26**	Form of Nonqualified Stock Option Award Agreement (Groups B and C) pursuant to the 2010 Equity Incentive Plan.
10.27**	Form of Restricted Stock Award Agreement (Group A) pursuant to the 2010 Equity Incentive Plan.

Exhibit Number	Description of Exhibits
10.28**	Form of Restricted Stock Award Agreement (Groups B and C) pursuant to the 2010 Equity Incentive Plan.
10.29	Employment Agreement dated as of November 2, 2008 by and among Old GGP, GGP Limited Partnership and Adam S. Metz (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.30	Employment Agreement dated as of November 2, 2008 by and among Old GGP, GGP Limited Partnership and Thomas H. Nolan, Jr. (previously filed as Exhibit 10.2 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.31	Amendment to Employment Agreement, dated as of March 6, 2009 by and among Old GGP, GGP Limited Partnership and Adam S. Metz (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated March 6, 2009 which was filed with the SEC on March 10, 2009).
10.32	Amendment to Employment Agreement, dated as of March 6, 2009 by and among Old GGP, GGP Limited Partnership and Thomas H. Nolan, Jr. (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated March 6, 2009 which was filed with the SEC on March 10, 2009).
10.33	Employment Agreement dated September 8, 2010 by and among Old GGP, GGP Limited Partnership and Adman S. Metz (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated September 8, 2010 which was filed with the SEC on September 10, 2010).
10.34	Employment Agreement dated September 8, 2010 by and among Old GGP, GGP Limited Partnership and Thomas H. Nolan (previously filed as Exhibit 10.2 to Old GGP's Current Report on Form 8-K dated September 8, 2010 which was filed with the SEC on September 10, 2010).
10.35	Employment Agreement, dated October 27, 2010, by and between New GGP and Sandeep Mathrani (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated October 27, 2010 which was filed with the SEC on October 29, 2010).
10.35	Non-Qualified Stock Option Agreement dated as of November 3, 2008 by and between Old GGP and Adam S. Metz (previously filed as Exhibit 10.3 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.37	Non-Qualified Option Agreement dated as of November 3, 2008 by and between Old GGP and Thomas H. Nolan, Jr. (previously filed as Exhibit 10.4 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.38	Nonqualified Stock Option Award Agreement, dated October 27, 2010, by and between New GGP and Sandeep Mathrani (previously filed as Exhibit 10.2 to Old GGP's Current Report on Form 8-K dated October 27, 2010 which was filed with the SEC on October 29, 2010).
10.39	Old GGP Key Employee Incentive Plan dated October 2, 2009 and effective October 15, 2009 (previously filed as Exhibit 10.47 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2009 which was filed with the SEC on March 1, 2010).
10.40	Old GGP Cash Value Added Incentive Compensation plan dated June 9, 1999 (previously filed as Exhibit 10.51 to Old GGP's Annual Report on form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).

Exhibit Number	Description of Exhibits
10.41	Amendment to Old GGP Cash Value Added Incentive Compensation plan, effective January 1, 2007 (previously filed as Exhibit 10.52 to Old GGP's Annual Report on form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.42	2009 and 2010 Subplan to Old GGP Cash Value Added Incentive Compensation plan (previously filed as Exhibit 10.53 to Old GGP's Annual Report on form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.43	Amended and Restated Cornerstone Investment Agreement, effective as of March 31, 2010, between REP Investments LLC (as predecessor to Brookfield Retail Holdings LLC), an affiliate of Brookfield Asset Management Inc. and Old GGP (previously filed as Exhibit 10.1 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.44	Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between The Fairholme Fund, Fairholme Focused Income Fund and Old GGP (previously filed as Exhibit 10.2 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.45	Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and Old GGP (previously filed as Exhibit 10.3 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.46	Warrant and Registration Rights Agreement, dated as of May 10, 2010, between Old GGP and Mellon Investor Services LLC (previously filed as Exhibit 10.4 to Old GGP's Current Report on Form 8-K dated May 7, 2010 which was filed with the SEC on May 13, 2010).
10.47	Registration Rights Agreement between affiliates of Brookfield Asset Management, Inc. and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.7 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.48	Registration Rights Agreement between The Fairholme Fund, Fairholme Focused Income Fund and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.8 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.49	Registration Rights Agreement between Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square International V, Ltd., Blackstone Real Estate Partners VI L.P. and its permitted assigns and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.9 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.50	Registration Rights Agreement between Teacher Retirement System of Texas and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.10 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).

Exhibit Number	Description of Exhibits
10.51	Warrant Agreement between General Growth Properties, Inc. and Mellon Investor Services LLC, relating to the warrants issued to affiliates of Brookfield Asset Management, Inc., The Fairholme Fund, Fairholme Focused Income Fund, Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square International V, Ltd. and Blackstone Real Estate Partners VI L.P. and its permitted assigns, dated November 9, 2010 (previously filed as Exhibit 4.1 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.52	Relationship Agreement between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.5 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.53	Stock Purchase Agreement, dated as of July 8, 2010, between Teacher Retirement System of Texas and General Growth Properties, Inc. (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K which was filed with the SEC on July 13, 2010).
10.54**	Form of indemnification agreement for directors and executive officers.
10.55	Standstill Agreement between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.4 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.56	Standstill Agreement between The Fairholme Fund and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.5 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.57	Standstill Agreement between Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.6 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.58	Separation Agreement between The Howard Hughes Corporation and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.2 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.59	Transition Services Agreement between The Howard Hughes Corporation and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.3 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.60	Tax Matters Agreement between The Howard Hughes Corporation and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.4 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).

Exhibit Number	Description of Exhibits
10.61	Credit and Guaranty Agreement among Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, various lenders, and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC as Joint Lead Arrangers and New GGP, dated November 9, 2010 (previously filed as Exhibit 99.6 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.62**	Restricted Stock Award Agreement between New GGP and Sandeep Mathrani, dated November 9, 2010.
11.1**	Statement regarding computation of per share earnings (incorporated by reference to the Notes to the Selected Historical Consolidated Financial Statements included in Part I of this Registration Statement).
21.1**	List of Subsidiaries of New GGP, Inc.
23.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Old GGP.
23.2**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to New GGP, Inc.
23.3**	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GGP/Homart II, L.L.C.
23.4**	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GGP-TRS L.L.C.
23.5**	Consent of Weil, Gotshal & Manges LLP (included in the opinions filed as Exhibit 5.1 and 99.1 hereto).
23.6**	Consent of Arnold & Porter LLP (included in the opinion filed as Exhibit 8.1 hereto).
24.1**	Power of Attorney (included on signature page).
99.1**	Consent of Sandeep Mathrani.
99.2+	Opinion of Weil, Gotshal & Manges LLP dated as of November 3, 2010, regarding Pershing Square Bridge Notes.

*
To be filed by amendment

**
Previously filed

+
Filed herewith

ITEM 37.    UNDERTAKINGS.

        The undersigned registrants hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the provisions referenced in Item 34 of this registration statement, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 15, 2010.

GENERAL GROWTH PROPERTIES, INC.
By:	/s/ Adam Metz Name: Adam Metz Title: Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 6 to the registration statement has been signed by the following persons in the capacities and on November 15, 2010.

Signature	Title

/s/ Adam Metz Adam Metz	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Steven Douglas Steven Douglas	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Ric Clark	Director
* Mary Lou Fiala	Director
* Bruce Flatt	Director
* John Haley	Director

Signature		Title

* David Neithercut		Director
* Cyrus Madon		Director
* John G. Schreiber		Director
* Sheli Rosenberg		Director
*By:	/s/ Edmund Hoyt Edmund Hoyt Attorney-in-fact

 Exhibit Index

Exhibit Number	Description of Exhibits
1.1**	Form of Underwriting Agreement.
2.1	Third Amended Plan of Reorganization, as modified, filed with the United States Bankruptcy Court for the Southern District of New York on October 21, 2010 (previously filed as Exhibit 2.1 to Old GGP's Current Report on Form 8-K dated October 21, 2010 which was filed with the SEC on October 26, 2010).
3.1**	Certificate of Incorporation of New GGP, Inc., dated July 1, 2010.
3.2**	Amended Certificate of Incorporation of New GGP, Inc., dated October 27, 2010.
3.3	Amended and Restated Certificate of Incorporation of New GGP, Inc., dated November 9, 2010 (previously filed as Exhibit 3.1 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
3.4**	Form of Amended and Restated Certificate of Incorporation of Old GGP.
3.5	Amended and Restated Bylaws of New GGP, Inc., dated November 9, 2010 (previously filed as Exhibit 3.2 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
3.6**	Form of Amended and Restated Bylaws of Old GGP.
3.7	Certificate of Designations, Preferences and Rights of Increasing Rate Cumulative Preferred Stock, Series I filed with the Delaware Secretary of State on February 26, 2007 (previously filed as Exhibit 3.3 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2006, which was previously filed with the SEC on March 1, 2007).
4.1	Rights Agreement dated July 27, 1993, between Old GGP and certain other parties named therein (previously filed as Exhibit 4.2 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.2	Amendment to Rights Agreement dated as of February 1, 2000, between Old GGP and certain other parties named therein (previously filed as Exhibit 4.3 to Old GGP's Registration Statement on Form 8-A12B which was filed with the SEC on March 3, 2010).
4.3	Redemption Rights Agreement dated June 19, 1997, among the Operating Partnership, Old GGP, and CA Southlake Investors, Ltd. (previously filed as Exhibit 4.6 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.4	Redemption Rights Agreement dated October 23, 1997, among Old GGP, the Operating Partnership and Peter Leibowits (previously filed as Exhibit 4.7 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.5	Redemption Rights Agreement dated April 2, 1998, among the Operating Partnership, Old GGP and Southwest Properties Venture (previously filed as Exhibit 4.8 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.6	Redemption Rights Agreement dated July 21, 1998, among the Operating Partnership, Old GGP, Nashland Associates, and HRE Altamonte, Inc. (previously filed as Exhibit 4.9 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).

Exhibit Number	Description of Exhibits
4.7	Redemption Rights Agreement dated October 21, 1998, among the Operating Partnership, Old GGP and the persons on the signature pages thereof (previously filed as Exhibit 4.10 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
4.8	Redemption Rights Agreement (Common Units) dated July 10, 2002, by and among the Operating Partnership, Old GGP and the persons listed on the signature pages thereof (previously filed as Exhibit 4.11 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.9	Redemption Rights Agreement (Series B Preferred Units) dated July 10, 2002, by and among the Operating Partnership, Old GGP and the persons listed on the signature pages thereof (previously filed as Exhibit 4.12 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.10	Redemption Rights Agreement (Common Units) dated November 27, 2002, by and among the Operating Partnership, Old GGP and JSG, LLC (previously filed as Exhibit 4.13 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on February 27, 2009).
4.11	Redemption Rights Agreement dated December 11, 2003, by and among the Operating Partnership, Old GGP and Everitt Enterprises, Inc. (previously filed as Exhibit 4.14 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
4.12	Redemption Rights Agreement dated March 5, 2004, by and among the Operating Partnership, Old GGP and Koury Corporation (previously filed as Exhibit 4.15 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.13	Registration Rights Agreement dated April 15, 1993, between Old GGP, Martin Bucksbaum, Matthew Bucksbaum and the other parties named therein (previously filed as Exhibit 4.16 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.14	Amendment to Registration Rights Agreement dated February 1, 2000, among Old GGP and certain other parties named therein (previously filed as Exhibit 4.17 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
4.15	Registration Rights Agreement dated April 17, 2002, between Old GGP and GSEP 2002 Realty Corp (previously filed as Exhibit 4.18 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
4.16	The Rouse Company and The First National Bank of Chicago (Trustee) Indenture dated as of February 24, 1995 (previously filed as Exhibit 4.24 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2010 which was filed with the SEC on April 30, 2010).
4.17	The Rouse Company LP, TRC Co-Issuer, Inc. and The Bank of New York Mellon Corporation (Trustee) Indenture dated May 5, 2006 (previously filed as Exhibit 4.24 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2006 which was filed with the SEC on March 1, 2007).
4.18	Indenture between The Rouse Company LLC and Wilmington Trust FSB, as trustee, dated November 9, 2010 (previously filed as Exhibit 4.2 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).

Exhibit Number	Description of Exhibits
5.1**	Opinion of Weil, Gotshal & Manges LLP, dated November 12, 2010.
8.1**	Opinion re tax matters of Arnold & Porter LLP, dated November 11, 2010.
10.1**	Form of Amended and Restated Agreement of Limited Partnership of the Operating Partnership.
10.2**	Form of Amended and Restated Operating Agreement of GGPLP L.L.C.
10.3	Operating Agreement dated November 10, 1999, between the Operating Partnership, NYSCRF, and GGP/Homart II L.L.C. (previously filed as Exhibit 10.20 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.4	Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated November 22, 2002 (previously filed as Exhibit 10.21 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.5	Letter Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated January 31, 2003 (previously filed as Exhibit 10.22 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.6	Second Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated January 31, 2003 (previously filed as Exhibit 10.23 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.7	Third Amendment to the Operating Agreement of GGP/Homart II L.L.C. dated February 8, 2008 (previously filed as Exhibit 10.25 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
10.8	Amended and Restated Operating Agreement of GGP-TRS L.L.C. dated August 26, 2002, between the Operating Partnership, Teachers' Retirement System of the State of Illinois and GGP-TRS L.L.C. (previously filed as Exhibit 10.24 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.9	First Amendment to Amended and Restated Operating Agreement of GGP-TRS L.L.C. dated December 19, 2002 (previously filed as Exhibit 10.25 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.10	Second Amendment to Amended and Restated Operating Agreement of GGP-TRS L.L.C. dated November 1, 2005 (previously filed as Exhibit 10.26 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2005 which was filed with the SEC on March 31, 2006).
10.11**	Summary of Non-Employee Director Compensation Program.
10.12	Contingent Stock Agreement, effective January 1, 1996, by The Rouse Company and in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 10.30 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2007 which was filed with the SEC on February 27, 2008).
10.13	Assumption Agreement dated October 19, 2004 by Old GGP and The Rouse Company in favor of and for the benefit of the Holders and the Representatives (as defined therein) (previously filed as Exhibit 99.2 to Old GGP's Registration Statement on Form S-3/A (No. 333-120373) which was filed with the SEC on December 23, 2004).

Exhibit Number	Description of Exhibits
10.14	Indemnity Agreement dated as of February 2006 by the Company and The Rouse Company, LP. (previously filed as Exhibit 10.1 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 which was filed with the SEC on May 10, 2006).
10.15	Old GGP 1998 Incentive Stock Plan, as amended (previously filed as Exhibit 10.33 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.16	Amendment dated November 9, 2006 and effective January 1, 2007 to Old GGP 1998 Incentive Stock Plan (previously filed as Exhibit 10.1 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 which was filed with the SEC on November 8, 2006).
10.17	Form of Option Agreement pursuant to 1998 Incentive Stock Plan (previously filed as Exhibit 10.35 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.18	Old GGP Second Amended and Restated 2003 Incentive Stock Plan, effective December 18, 2008 (previously filed as Exhibit 10.36 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the SEC on February 27, 2009).
10.19	Amendment to Old GGP's Second Amended and Restated 2003 Incentive Stock Plan, effective March 1, 2010 (previously filed as exhibit 10.37 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.20	Form of Option Agreement pursuant to 2003 Incentive Stock Plan (previously filed as Exhibit 10.38 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2009).
10.21	Form of Employee Restricted Stock Agreement pursuant to the 2003 Incentive Stock Plan (previously filed as Exhibit 10.2 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 which was filed with the SEC on August 9, 2006).
10.22	Form of Non-Employee Director Restricted Stock Agreement pursuant to the 2003 Incentive Stock Plan (previously filed as Exhibit 10.40 to Old GGP's Annual Report on Form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.23	Form of Restricted Stock Agreement pursuant to the Old GGP 2003 Incentive Stock Plan, as amended (previously filed as Exhibit 10.1 to Old GGP's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 which was filed with the SEC on May 8, 2008).
10.24	General Growth Properties, Inc. 2010 Equity Incentive Plan (previously filed as Exhibit 4.1 to Old GGP's Current Report on Form 8-K dated October 27, 2010 which was filed with the SEC on October 29, 2010).
10.25**	Form of Nonqualified Stock Option Award Agreement (Group A) pursuant to the 2010 Equity Incentive Plan.
10.26**	Form of Nonqualified Stock Option Award Agreement (Groups B and C) pursuant to the 2010 Equity Incentive Plan.
10.27**	Form of Restricted Stock Award Agreement (Group A) pursuant to the 2010 Equity Incentive Plan.

Exhibit Number	Description of Exhibits
10.28**	Form of Restricted Stock Award Agreement (Groups B and C) pursuant to the 2010 Equity Incentive Plan.
10.29	Employment Agreement dated as of November 2, 2008 by and among Old GGP, GGP Limited Partnership and Adam S. Metz (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.30	Employment Agreement dated as of November 2, 2008 by and among Old GGP, GGP Limited Partnership and Thomas H. Nolan, Jr. (previously filed as Exhibit 10.2 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.31	Amendment to Employment Agreement, dated as of March 6, 2009 by and among Old GGP, GGP Limited Partnership and Adam S. Metz (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated March 6, 2009 which was filed with the SEC on March 10, 2009).
10.32	Amendment to Employment Agreement, dated as of March 6, 2009 by and among Old GGP, GGP Limited Partnership and Thomas H. Nolan, Jr. (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated March 6, 2009 which was filed with the SEC on March 10, 2009).
10.33	Employment Agreement dated September 8, 2010 by and among Old GGP, GGP Limited Partnership and Adman S. Metz (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated September 8, 2010 which was filed with the SEC on September 10, 2010).
10.34	Employment Agreement dated September 8, 2010 by and among Old GGP, GGP Limited Partnership and Thomas H. Nolan (previously filed as Exhibit 10.2 to Old GGP's Current Report on Form 8-K dated September 8, 2010 which was filed with the SEC on September 10, 2010).
10.35	Employment Agreement, dated October 27, 2010, by and between New GGP and Sandeep Mathrani (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K dated October 27, 2010 which was filed with the SEC on October 29, 2010).
10.36	Non-Qualified Stock Option Agreement dated as of November 3, 2008 by and between Old GGP and Adam S. Metz (previously filed as Exhibit 10.3 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.37	Non-Qualified Option Agreement dated as of November 3, 2008 by and between Old GGP and Thomas H. Nolan, Jr. (previously filed as Exhibit 10.4 to Old GGP's Current Report on Form 8-K dated November 2, 2008 which was filed with the SEC on November 4, 2008).
10.38	Nonqualified Stock Option Award Agreement, dated October 27, 2010, by and between New GGP and Sandeep Mathrani (previously filed as Exhibit 10.2 to Old GGP's Current Report on Form 8-K dated October 27, 2010 which was filed with the SEC on October 29, 2010).
10.39	Old GGP Key Employee Incentive Plan dated October 2, 2009 and effective October 15, 2009 (previously filed as Exhibit 10.47 to Old GGP's Annual Report on Form 10-K for the year ended December 31, 2009 which was filed with the SEC on March 1, 2010).
10.40	Old GGP Cash Value Added Incentive Compensation plan dated June 9, 1999 (previously filed as Exhibit 10.51 to Old GGP's Annual Report on form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).

Exhibit Number	Description of Exhibits
10.41	Amendment to Old GGP Cash Value Added Incentive Compensation plan, effective January 1, 2007 (previously filed as Exhibit 10.52 to Old GGP's Annual Report on form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.42	2009 and 2010 Subplan to Old GGP Cash Value Added Incentive Compensation plan (previously filed as Exhibit 10.53 to Old GGP's Annual Report on form 10-K/A for the year ended December 31, 2009 which was filed with the SEC on April 30, 2010).
10.43	Amended and Restated Cornerstone Investment Agreement, effective as of March 31, 2010, between REP Investments LLC (as predecessor to Brookfield Retail Holdings LLC), an affiliate of Brookfield Asset Management Inc. and Old GGP (previously filed as Exhibit 10.1 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.44	Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between The Fairholme Fund, Fairholme Focused Income Fund and Old GGP (previously filed as Exhibit 10.2 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.45	Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and Old GGP (previously filed as Exhibit 10.3 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.46	Warrant and Registration Rights Agreement, dated as of May 10, 2010, between Old GGP and Mellon Investor Services LLC (previously filed as Exhibit 10.4 to Old GGP's Current Report on Form 8-K dated May 7, 2010 which was filed with the SEC on May 13, 2010).
10.47	Registration Rights Agreement between affiliates of Brookfield Asset Management, Inc. and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.7 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.48	Registration Rights Agreement between The Fairholme Fund, Fairholme Focused Income Fund and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.8 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.49	Registration Rights Agreement between Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square International V, Ltd., Blackstone Real Estate Partners VI L.P. and its permitted assigns and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.9 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.50	Registration Rights Agreement between Teacher Retirement System of Texas and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.10 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).

Exhibit Number	Description of Exhibits
10.51	Warrant Agreement between General Growth Properties, Inc. and Mellon Investor Services LLC, relating to the warrants issued to affiliates of Brookfield Asset Management, Inc., The Fairholme Fund, Fairholme Focused Income Fund, Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square International V, Ltd. and Blackstone Real Estate Partners VI L.P. and its permitted assigns, dated November 9, 2010 (previously filed as Exhibit 4.1 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.52	Relationship Agreement between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.5 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.53	Stock Purchase Agreement, dated as of July 8, 2010, between Teacher Retirement System of Texas and General Growth Properties, Inc. (previously filed as Exhibit 10.1 to Old GGP's Current Report on Form 8-K which was filed with the SEC on July 13, 2010).
10.54**	Form of indemnification agreement for directors and executive officers.
10.55	Standstill Agreement between Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.4 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.56	Standstill Agreement between The Fairholme Fund and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.5 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.57	Standstill Agreement between Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 10.6 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.58	Separation Agreement between The Howard Hughes Corporation and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.2 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.59	Transition Services Agreement between The Howard Hughes Corporation and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.3 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.60	Tax Matters Agreement between The Howard Hughes Corporation and General Growth Properties, Inc., dated November 9, 2010 (previously filed as Exhibit 99.4 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).

Exhibit Number	Description of Exhibits
10.61	Credit and Guaranty Agreement among Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, various lenders, and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC as Joint Lead Arrangers and New GGP, dated November 9, 2010 (previously filed as Exhibit 99.6 to New GGP's Current Report on Form 8-K dated November 9, 2010 which was filed with the SEC on November 12, 2010).
10.62**	Restricted Stock Award Agreement between New GGP and Sandeep Mathrani, dated November 9, 2010.
11.1**	Statement regarding computation of per share earnings (incorporated by reference to the Notes to the Selected Historical Consolidated Financial Statements included in Part I of this Registration Statement).
21.1**	List of Subsidiaries of New GGP, Inc.
23.1**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to Old GGP.
23.2**	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, relating to New GGP, Inc.
23.3**	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GGP/Homart II, L.L.C.
23.4**	Consent of KPMG LLP, Independent Registered Public Accounting Firm, relating to GGP-TRS L.L.C.
23.5**	Consent of Weil, Gotshal & Manges LLP (included in the opinions filed as Exhibit 5.1 and 99.1 hereto).
23.6**	Consent of Arnold & Porter LLP (included in the opinion filed as Exhibit 8.1 hereto).
24.1**	Power of Attorney (included on signature page).
99.1**	Consent of Sandeep Mathrani.
99.2+	Opinion of Weil, Gotshal & Manges LLP dated as of November 3, 2010, regarding Pershing Square Bridge Notes

*
To be filed by amendment

**
Previously filed

+
Filed herewith

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
  ITEM 32. SALES TO SPECIAL PARTIES.
  ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES.
  ITEM 34. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
  ITEM 35. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.
  ITEM 36. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
Exhibit Index
  ITEM 37. UNDERTAKINGS.
SIGNATURES
Exhibit Index